UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The TJX Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	04-2207613
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)
770 Cochituate Road
Framingham, MA 01701
(Address of principal executive offices, including zip code)

STOCK INCENTIVE PLAN
(Full title of the plan)

ANN MCCAULEY, ESQ.
Executive Vice President, General Counsel
The TJX Companies, Inc.
770 Cochituate Road
Framingham, MA 01701
(508) 390-1000
(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:
MARY WEBER, ESQ.
Ropes & Gray LLP
One International Place
Boston, MA 02110
(617) 951-7000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Securities to be Registered(1)	Registered(1)	Offering Price Per Share(2)	Aggregate Offering Price(2)	Registration Fee
Common Stock, $1.00 par value per share	15,590,495 shares	$37.18	$579,576,652	$32,340.38

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of Common Stock as may issued to prevent dilution from stock splits, stock dividends and similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low sales price of The TJX Companies, Inc. common stock, par value $1.00 per share (“Common Stock”), as reported on the New York Stock Exchange on September 28, 2009.

EXPLANATORY NOTE
     This Registration Statement has been filed pursuant to General Instruction E on Form S-8, to register 15,590,495 additional shares of Common Stock to be offered pursuant to the Stock Incentive Plan (the “Plan”) of The TJX Companies, Inc. (the “Company”). A registration statement on Form S-8 (No. 333-116277), filed with the Commission on June 8, 2004 to register an additional 36,000,000 shares of Common Stock offered pursuant to the Plan is currently effective and is hereby incorporated herein by reference.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Company with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities and Exchange Act of 1934, as amended, (the “Exchange Act”)) except to the extent any statement or information therein is modified, superseded or replaced by a statement or information contained in this document or in any other subsequently filed document incorporated herein by reference:
     (a) The Company’s Annual Report on Form 10-K for its fiscal year ended January 31, 2009 filed with the Commission on March 31, 2009;
     (b) The Company’s Quarterly Reports on Form 10-Q for its fiscal quarters ended May 2, 2009 and August 1, 2009, filed with the Commission on June 2, 2009 and August 28, 2009, respectively;
     (c) The Company’s Current Reports on Form 8-K filed with the Commission on February 4, 2009, April 1, 2009, April 6, 2009, April 7, 2009, April 10, 2009, April 24, 2009, July 21, 2009, July 23, 2009 and September 22, 2009; and
     (d) The description of the Common Stock, $1.00 par value per share, contained in Amendment No. 5 to the Company’s Form 8-A/A, filed with the Commission on September 9, 1999.
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
The validity of the securities has been passed upon by Ann McCauley, Executive Vice President, General Counsel for The TJX Companies, Inc. Ms. McCauley is eligible to participate in the Stock Incentive Plan and owns or has rights to acquire an aggregate of less than 0.01% of the common stock of the Company.
Item 6. Indemnification of Directors and Officers.
     The Company is incorporated under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law, which relates to unlawful payment of dividends and unlawful stock purchases and redemptions; or (iv) for any transaction from which the director derived an improper personal benefit.
     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.
     Section 145 of the Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145 of the Delaware General Corporation Law.
     The Company’s certificate of incorporation provides that its directors shall not be liable to it or to its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. In addition, the Company’s certificate of incorporation provides that it shall indemnify its directors to the maximum extent permitted by the laws of the State of Delaware.
     The Company’s directors and officers are covered by insurance policies maintained by the Company against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended. In addition, the Company has entered into indemnification agreements with each of its directors and executive officers that provide for indemnification and expense advancement.
Item 7. Exemption from Registration Claimed.
Not Applicable.
Item 8. Exhibits.

Exhibit	Description

5	Opinion of Ann McCauley, Executive Vice President, General Counsel of The TJX Companies, Inc.

10.1	The TJX Companies, Inc. Stock Incentive Plan (2009 Restatement), as amended through June 2, 2009 is incorporated by reference to Exhibit 10.1 to the Form 10-Q filed for the fiscal quarter ended August 1, 2009.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of General Counsel (included in Exhibit 5).

24	Powers of Attorney (included under Signatures and Power of Attorney).

Item 9. Undertakings.
The undersigned registrant hereby undertakes:
1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Framingham, The Commonwealth of Massachusetts, on September 30, 2009.

The TJX Companies, Inc.
By:	/s/ Ann McCauley
	Name:	Ann McCauley
	Title:	Executive Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on September 30, 2009.
     Further, we, the undersigned officers and directors of The TJX Companies, Inc. (the “Corporation”) hereby severally constitute and appoint Carol Meyrowitz, Jeffrey G. Naylor and Ann McCauley, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities as indicated, any and all amendments or supplements to this Registration Statement on Form S-8 of the Corporation, and generally to do all such things in connection therewith in our name and on our behalf in our capacities as indicated to enable the Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to any and all amendments.

Signature	Title

/s/ Carol Meyrowitz	President and Chief Executive Officer and Director
Carol Meyrowitz	(Principal Executive Officer)

/s/ Jeffrey G. Naylor	Senior Executive Vice President, Chief Financial and Administrative Officer (Principal Financial Officer and Principal Accounting Officer)
Jeffrey G. Naylor

/s/ Jose B. Alvarez	Director
Jose B. Alvarez

/s/ Alan M. Bennett	Director
Alan M. Bennett

/s/ David A. Brandon	Director
David A. Brandon

/s/ Bernard Cammarata	Director, Chairman of the Board of Directors
Bernard Cammarata

/s/ David T. Ching	Director
David T. Ching

/s/ Michael F. Hines	Director
Michael F. Hines

/s/ Amy B. Lane	Director
Amy B. Lane

/s/ John F. O’Brien	Director
John F. O’Brien

/s/ Robert F. Shapiro	Director
Robert F. Shapiro

/s/ Willow B. Shire	Director
Willow B. Shire

/s/ Fletcher H. Wiley	Director
Fletcher H. Wiley

EXHIBIT INDEX

Exhibit	Description

5	Opinion of Ann McCauley, Executive Vice President, General Counsel of The TJX Companies, Inc.

10.1	The TJX Companies, Inc. Stock Incentive Plan (2009 Restatement), as amended through June 2, 2009 is incorporated by reference to Exhibit 10.1 to the Form 10-Q filed for the fiscal quarter ended August 1, 2009.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of General Counsel (included in Exhibit 5).

24	Powers of Attorney (contained in Part II hereof under Signatures and Power of Attorney).